UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            BAROLA OIL & GAS CO. INC.
                 (Name of small business issuer in its charter)


           Nevada                       1311                    91-2146131
(State or jurisdiction of        (Primary Standard           (I.R.S. Employer
incorporation or organization)   Indistrial Code Number)    Identification No.)


                            852 West Hastings Street
                  Vancouver, British Columbia, Canada, V6C 1C8
                                 (310) 795-7384
          (Address and telephone number of principal executive offices)

                                 Gary R. Henrie
                                 Attorney at Law
                             10616 Eaglenest Street
                          Las Vegas, Nevada, USA, 89141
                                 (702) 616-3093
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE




Title of each class of
 securities to be       Proposed maximum   Proposed maximum
registered              Amount to be       offering price per    aggregate offering   Amount of
                        registered         share (1)             price                registration fee
Common Stock, no
 par value
                        10,925,000            $    0.15            $    1,638,750     $   207.63



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                                   PROSPECTUS

                            BAROLA OIL & GAS CO. INC.
                                10,925,000 SHARES
                                  COMMON STOCK
                                ----------------

Barola Oil & Gas Co. Inc. ("Barola") is offering to sell 3,000,000 shares of its common stock on a self-underwritten basis at an offering price of $0.15 per share. There is no minimum number of shares that must be sold in this offering. This is the initial public offering of shares of its common stock and will proceed for a period of twenty months or until all shares are sold.

The selling shareholders named in this prospectus are offering 7,925,000 shares of common stock at an offering price of $0.15 per share. If the shares are quoted in the future on the Over The Counter Bulletin Board or some exchange, selling shareholders may sell shares at market price with the exception of 3,000,000 of the selling shareholder shares which are being offered by affiliates of Barola. These affiliate shares will retain the offering price of $0.15 per share. Barola will not receive any proceeds from shares sold by selling shareholders.

Our  common  stock is presently not traded on any market or securities exchange.

                                                 Proceeds to
                                                 Barola from its
                                                 self-
                                                 underwritten     Proceeds  to
                        Offering                 offering before  selling
                        Price       Commissions  expenses(2)      shareholders



Per Share in Offering
 by Barola . . . . . .  $     0.15  $ 0.015 (1)  $     0.135

Per Share in Offering
 by Selling
Shareholders . . . . .  $     0.15  $     0.00                     $      0.15

Totals for Offering by
 Barola. . . . . . . .  $  450,000  $45,000 (1)  $405,000 (2)

Totals for Offering by
Selling Shareholders .  $1,118,750  $     0.00                     $ 1,118,750


(1) $The offering by Barola will be self-underwritten unless it is determined at a later time to sell the offering through the use of underwriters. The table sets forth commission amounts assuming underwriters are used.
(2) Offering expenses are estimated to be $25,000.00 which will leave Barola proceeds of $380,000.00 if all shares offered by Barola are sold and underwriters are used to sell the offering.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is: _____________________

                            BAROLA OIL & GAS CO. INC.

                                TABLE OF CONTENTS

PROSPECTUS  SUMMARY                                                   1

THE  COMPANY                                                          1

THE  OFFERING                                                         1

SELECTED  FINANCIAL  INFORMATION                                      2

RISK  FACTORS                                                         2

     General                                                          2
     Risks  Related  to  the  Business                                3
     Risks  Related  to  the  Industry                                5

CAUTIONARY  STATEMENT  ON  FORWARD-LOOKING  STATEMENTS                6



USE  OF  PROCEEDS                                                     7

DETERMINATION  OF  OFFERING  PRICE                                    7

DILUTION                                                              7

DIVIDEND  POLICY                                                      7

SELLING  STOCKHOLDERS                                                 7

PLAN  OF  DISTRIBUTION                                                9

LEGAL  PROCEEDINGS                                                    11

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS    11

SECURITY  OWNERSHIP  OF  DIRECTORS,  OFFICERS  AND  MANAGEMENT        12

DESCRIPTION  OF  SECURITIES                                           12

EXPERTS                                                               14

LIMITATION  OF  LIABILITY  AND  INDEMNIFICATION                       14

DESCRIPTION  OF  BUSINESS                                             15

     History  and  Background                                         15
     Description  of  Business  and  Properties                       16
     Competition                                                      16
     Regulatory  Background                                           16

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OF
FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS                    17

     Overview                                                         17
     Result  of  Operations                                           19
     Plan  of  Operations                                             19
     Liquidity and Capital Resources                                  20
     Description  of  Property                                        20
     Certain  Relationships  and  Related  Transactions               20
     Executive  Compensation                                          21
     Additional  Information                                          21
     Transfer  Agent  and  Registrar                                  22
     Representations                                                  22

FINANCIAL  STATEMENTS                                                 23

INDEPENDENT  AUDITORS'  REPORT                                        24

PART  II                                                              34

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS                         34

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION                      34

RECENT  SALES  OF  UNREGISTERED  SECURITIES                           34

EXHIBITS                                                              36

A.     EXHIBITS                                                       36
B.     FINANCIAL  STATEMENT  SCHEDULES                                36

UNDERTAKINGS                                                          37

POWER  OF  ATTORNEY                                                   38

SIGNATURES                                                            39

------
PROSPECTUS  SUMMARY
-------------------

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. YOU SHOULD REVIEW CAREFULLY THE ENTIRE CONTENTS OF THIS PROSPECTUS AND THE FINANCIAL PROJECTIONS DELIVERED HEREWITH AND CONSULT LEGAL AND OTHER PROFESSIONAL ADVISORS HAVING RELATIVE EXPERTISE. Care should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

THE  COMPANY
------------

Barola Oil & Gas Co. Inc. was incorporated on May 29, 2001 under the laws of the State of Nevada. Our offices are located at 852 West Hastings Street,
Vancouver,  British  Columbia,  Canada,  V6C  1C8,  PH:  (310)  795-7384.

On April 1, 2003, we entered into an agreement with Production Specialties Co. Inc., a California corporation to purchase between a Five (5%) percent and Fifty (50%) percent interest in the current ownership by Production Specialties Co. Inc. in a property lying in and around Madera County, California known as "Triangle T Ranch". The terms of the agreement contemplate the payment by us to Production Specialties Company of a deposit in the amount of $25,000 toward the total purchase price, which purchase price is dependent on what percentage we elect to purchase. The purchase price is set at $34,000 per percentage point purchased. Therefore, if the minimum of 5% is purchased, the purchase price is $170,000 and if the maximum of 50% is purchased, the purchase price is $1,700,000.

We currently employ 1 full-time person. This individual is involved in our daily activities.

We have received a going concern opinion from our auditors because we have not generated revenues, have not yet commenced operations and our net loss from inception to December 31, 2003 is $38,603.

THE  OFFERING
-------------

SECURITIES  OFFERED

10,925,000 shares of Barola common stock. 3,000,000 of the shares will be offered by Barola on a self-underwritten basis. 7,925,000 of the shares may also be sold from time to time by selling shareholders.

OFFERING  PRICE



The offering price for all shares of common stock is $0.15 per share. In the event Barola either sells all 3,000,000 shares offered by it or terminates the offering of the 3,000,000 shares, if a public market for our common shares develops, then the actual price of the common stock to be sold thereafter by the selling shareholders may be determined by prevailing market prices at the time of sale. Selling shareholders may sell at the market price only after the shares are quoted on the Over The Counter Bulletin Board or on some exchange. However, shares sold by selling shareholders who are also affiliates of Barola shall retain the offering price of $0.15 per share. Shares in this category total 3,000,000 of the 7,925,000 offered by selling shareholders.

MINIMUM  NUMBER
OF  SHARES  TO  BE  SOLD
IN  THIS  OFFERING

None.

USE  OF  PROCEEDS

If all shares offered by Barola are sold, net proceeds from this offering will be approximately $425,000 and will be used by Barola for working capital and to develop mineral properties or to purchase interests in oil and gas properties. If underwriters are engaged to sell the offering, net offering proceeds will total approximately $380,000. Barola will not receive any proceeds from the sale of common stock by the selling shareholders.

BEST  EFFORTS  OFFERING

The offering is being sold by our president on a self-underwritten efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

THIS  OFFERING
WILL  EXPIRE

This offering will close whenever all of the shares are sold or twenty months after the effective date of this prospectus, whichever is sooner.


Summary  Financial  Information

Balance  Sheet  Data:                                   December  31,  2003

Cash                                                    $      660
Total  Assets                                           $      660
Liabilities                                             $    9,638
Total  Stockholders'  Equity                           ($    8,978)

Income  Statement  Data:

Net Revenues for three months ended December 31, 2003   $        0
Net Revenues for the year ended September 30, 2003      $        0
Net Revenues for the year ended September 30, 2002      $        0

RISK  FACTORS
-------------

Any investment in the common stock involves a high degree of risk. Prospective investors should carefully consider the following information about these risks, together with the other information contained in this prospectus, before they decide whether to buy any Shares. Prospective Investors should carefully consider the following factors concerning the business of Barola Oil & Gas Co. Inc. and the offering, and should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in shares of our common stock.

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those not presently known to us or that we presently deem immaterial, may also result in decreased revenue, increased expenses or other events that could result in a decline in the price of the common stock.

ALL OF THE OUTSTANDING SHARES OF THE COMPANY, INCLUDING THOSE OF OUR OFFICERS AND DIRECTORS OF THE COMPANY, ARE BEING REGISTERED AND OFFERED FOR RESALE. WE SUSPECT THAT A SUBSTANTIAL NUMBER OF OUR SECURITIES WILL BE SOLD IN THE MARKET BY OUR SELLING STOCKHOLDERS IN THE NEAR FUTURE WHICH COULD CAUSE OUR SHARE PRICE TO DECLINE. Upon our Registration Statement becoming effective to which this prospectus is a part, our selling stockholders may sell all or part of the 7,925,000 shares being registered in this offering. This creates risk to new investors because all shareholders, including our officers and directors, are attempting to sell any interest they have in our company. Such sales also may make it more difficult for us to raise capital in this offering or in the future at a time and at a price that we deem appropriate.

BECAUSE ALL OF OUR COMMON STOCK IS BEING REGISTERED FOR RESALE, OUR BUSINESS COULD BE IMPACTED IF OUR OFFICERS AND DIRECTORS, WHO OWN AN AGGREGATE OF 37.8% OF OUR COMMON STOCK, SELL THEIR COMMON STOCK TO A POINT WHERE THEY WOULD LOSE THE ABILITY TO CONTROL THE DIRECTION OF THE COMPANY THROUGH THE VOTING OF THOSE SOLD SHARES. In that event, the new shareholders could vote their shares to, among other things, change the manner in which the business is conducted, remove the current board of directors, remove the current officers, sell the business, or close down the business, any one of which events could cause the shareholders to lose some or all of their invested capital. After the sale of all the common shares owned by Mr. Starek, and Mr. Kilburn, the directors and officers of the company, they intend to operate and grow the company to execute its business plan, if the new controlling shareholders allow them to do so and agree with their management of the company.

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON SHARES THEREFORE INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES. There is currently no active trading market for our common shares, and as such a market may not develop of be sustained. This poses a risk to investors because they may not be able to sell their shares when they need to for various reasons including the financing of their personal living expenses or in case of emergency.

SHAREHOLDERS MAY EXPERIENCE DILUTION OF OWNERSHIP. We are authorized to issue up to 100,000,000 common shares. We have the authority to issue more of the shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of the shareholders. Consequently, the shareholders may experience more dilution in their ownership in the future. Purchasers of shares will experience immediate and substantial dilution in the net tangible book value per share of their investment in the shares.

RISKS  RELATED  TO  THE  BUSINESS.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE. Because, to date, we have only acquired an option to participate in Triangle T Ranch, we lack a sustained operating history sufficient to give confidence that we will succeed as a business enterprise. Potential purchasers of our stock should be aware of the difficulties normally encountered by new oil and gas companies and the high rate of failure of such enterprises. These risks include, without limitation, the fact that the initial investment in properties may use available start-up capital and not provide producing oil and/or gas properties.

Unless some of our initial investments
provide producing oil and/or gas properties, our business will most likely fail.

WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE. Since inception through to December 31, 2003, we incurred a net loss of ($38,603). Since we expect to continue to invest in unproven properties, it is possible that we will not generate revenue sufficient to pay our expenses for the foreseeable future. We recognize that if we, at some point in the future, are not able to generate revenue from the operations of our properties sufficient to cover our expenses, we will not be able to earn profits or continue operations and any purchasers of our common stock will lose their investment.

IF CAPITAL IS NOT AVAILABLE TO US TO EXPAND OUR BUSINESS OPERATIONS, WE WILL NOT BE ABLE TO PURSUE OUR BUSINESS PLAN. We will require substantial additional capital to acquire the optioned interest in Triangle T Ranch and additional properties and to participate in the development of those properties. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from current shareholders and from public and private equity offerings. Our ability to access capital will depend on our success in participating in properties that are successful in exploring for and producing oil and gas at profitable prices. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

SINCE OUR OFFICERS AND DIRECTORS HAVE NO PREVIOUS OIL AND GAS EXPERIENCE, INVESTORS CANNOT RELY ON OUR OFFICERS AND DIRECTORS AS BEING EXPERTS IN THE AREA OF OIL AND GAS EXPLORATION AND PRODUCTION WHICH IS OUR BUSINESS FOCUS. Our officers and directors have no previous oil and gas experience. All business decisions made by them regarding oil and gas exploration and production will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely the business will succeed.

THERE MAY BE SUBSTANTIAL DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. The Independent Auditor's Report to our financial statements for the period ended September 30, 2003 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified are: we have incurred a net loss since inception of ($38,603); we have not attained profitable operations; and we are dependent upon obtaining adequate financing to fulfill our development activities. Unless we deal successfully with each factor identified by our auditors, we may not be able to continue as a going concern and investors will lose their investments.

BECAUSE OUR CURRENT OR PROPOSED INSURANCE COVERAGE MAY NOT BE ADEQUATE, WE MAY INCUR UNINSURED LOSSES. There is no assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business. We intend to maintain comprehensive liability and property insurance at customary levels. We intend to evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

WE ARE REQUIRED TO INDEMNIFY OUR OFFICERS AND DIRECTORS IN CERTAIN CIRCUMSTANCES FOR CLAIMS AGAINST THEM THAT MAY BEAR SIGNIFICANT COST THEREFORE REDUCING OUR PROFITABILITY AND OUR ABILITY TO CONTINUE OUR BUSINESS. We are required by section 78.7502 of the Nevada General Corporation Law to indemnify our officers, directors, employees and agents against liability to the company in any proceeding in which such person wholly prevails on the merits. Generally, we may indemnify our officers and directors against such liability if the officer or director acted in good faith believing his or her actions to be in the best interests of the company. These provisions may limit our recovery for any claims against our officers and directors.



RISKS  RELATED  TO  THE  INDUSTRY

OIL AND GAS EXPLORATION INVOLVES A HIGH DEGREE OF RISK, AND AS A RESULT, WE MAY NEVER BECOME COMMERCIALLY VIABLE. Oil and gas exploration involves a high degree of risk. The project in which we hold an interest or the properties in which we may hold an interest in the future may not contain commercial quantities of oil and gas. Hazards such as unusual or unexpected formations and other conditions are involved. Applicable projects may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and/or result in personal injury. The payment of such liabilities would have a material, adverse effect on the revenue streams we were contemplating from that project.

Depending upon the significance of the particular project when compared with our total holdings at any given time, any such liability could have a material adverse effect upon our business operations.

VOLATILITY OF OIL AND GAS PRICES AND MARKETS COULD MAKE IT DIFFICULT FOR US TO OBTAIN AND SUSTAIN PROFITABILITY AND LESS LIKELY INVESTORS IN OUR COMMON STOCK WILL RECEIVE A RETURN ON THEIR INVESTMENT. Our ability to obtain and sustain profitability is substantially dependent on prevailing prices for natural gas and oil. The amounts of and price obtainable for our oil and gas production will be affected by market factors beyond our control. If these factors are not favorable over time to our financial interests, it is likely that owners of our common stock will lose their investments. Such factors include:

-     the  extent  of  domestic  production;
-     the  level  of  imports  of  foreign  oil  and  gas;
- the general level of market demand on a regional, national and worldwide basis;
- domestic and foreign economic conditions that determine levels of industrial production;
-     political  events  in  foreign  oil-producing  regions;  and
- variations in governmental regulations and tax laws or the imposition of new governmental requirements upon the oil and gas industry.

Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors.

EVEN OIL AND GAS PROPERTIES DESIGNATED AS HAVING BEEN PROVED OR PROVEN ARE SUBJECT TO UNCERTAINTY AND RISK. Estimates of our proved developed oil and gas reserves appearing in our financial statements are based on reserve reports of a registered engineer. The estimation of reserves requires substantial judgment on the part of a registered engineer, resulting in imprecise determinations. The accuracy of any reserve estimate depends on the quality of available data as well as engineering and geological interpretation and judgment. Actual future production, revenues, geologic success, and quantities of recoverable oil and gas resources may vary substantially from those assumed in the estimates, may result in revisions to such estimates and could materially affect the estimated quantities and related value of reserves set forth in our financial statements.

If estimates with respect to the property in which we have an interest do not prove to be accurate, and investment in our common stock is worth less than otherwise represented by our financial statements.

THERE IS A HIGH DEGREE OF RISK THAT UNPROVED OIL AND GAS PROPERTIES WILL NOT TURN OUT TO BE COMMERCIALLY VIABLE. Exploration and development of oil and gas resources involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain. Drilling operations on the property in which we have an interest or on properties in which we may, in the future, hold an interest may be curtailed, delayed or cancelled as a result of numerous factors including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs. If we do not obtain a profitable return on the property in which we hold an interest or on properties in which we may invest in the future, it is likely that investors will lose their investments.

WE MUST INCUR THE COSTS OF ENVIRONMENTAL AND OTHER GOVERNMENT REGULATION, WHICH COSTS MAY SIGNIFICANTLY BURDEN US. Oil and gas operations similar to the one in which we have an interest are affected by extensive regulation pursuant to various federal, state and local laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas. Oil and gas operations are also subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. New laws or regulations or new interpretations of existing laws and regulations may also increase the cost of regulatory compliance. If properties or oil and gas production in which we have an interest or may have an interest in the future do not comply with applicable regulation, or if industrial accident occurs which creates significant liability under regulations concerning the environment, our operations will be adversely affect and investors in our common stock will likely lose all of their investment.

CAUTIONARY  STATEMENT  ON  FORWARD-LOOKING  STATEMENTS
------------------------------------------------------

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and "Management Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

(a)     general  economic  conditions;
(b)     performance  of  the  energy  markets;
(c) the use of oil and gas as primary energy sources will continue to expand;

(d) North American producers will continue to compete with third world producers;
(c)     changes  in  laws  and  regulations;
(d)     changes  in  political  environment;  and
(e)     competition.

USE  OF  PROCEEDS
-----------------

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $380,000, if the maximum numbers of shares are sold, after deducting offering expenses of $25,000 and if commissions are paid to underwriters. If the offering is self-underwritten, net proceeds will total approximately $425,000 if all shares offered by Barola are sold.

The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan. Our management will have significant flexibility in applying the net proceeds of the offering. Pending any use, the net proceeds of this offering will be placed in an interest bearing bank account.

The actual expenditures of the proceeds of the offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business.

We  expect  to  use  the  net  proceeds  from  this  offering  as  follows:


                                  ASSUMING 50%  ASSUMING 25% OF  ASSUMING 10% OF
                  ASSUMING ALL    OF THE SHARES THE SHARES ARE    THE SHARES ARE
                 SHARES ARE SOLD    ARE SOLD        SOLD              SOLD

Gross Proceeds       $450,000       $225,000       $112,500          $45,000
Offering Expenses .    25,000         25,000         25,000           25,000
Net Proceeds. . . .   425,000        200,000         87,500              -0-
Purchase of Oil and
Gas Interests . . .   350,000        150,000         37,500              -0-
Working Capital . .    75,000         50,000         50,000           20,000
                     --------       --------       --------          -------
TOTAL . . . . . . .  $450,000       $225,000       $112,500          $45,000
                     ========       ========       ========          =======


Working capital will be used to support our business operations and pay professional fees.

DETERMINATION  OF  OFFERING  PRICE
----------------------------------

The offering price of the 10,925,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.

DILUTION
--------

The following table illustrates the percentages of investment capital paid by current shareholders of Barola compared to investment capital to be paid by investors in the Barola offering and the percentages held by each in Barola following the offering. It also compares the shares held by each after giving effect to the offering.




                                      100% Sold    50% Sold     25% Sold     10% Sold
Capital paid by current shareholders
and its percentage of total capital
paid after giving effect to this
offering.. . . . . . . . . . . . . .  $   29,625   $   29,625   $   29,625   $   29,625
                                             6.2%        11.6%        20.8%        40.0%
                                      -----------  -----------  -----------  -----------
Capital paid by offering purchasers
and its percentage of total capital
paid after giving effect to this
offering.. . . . . . . . . . . . . .  $  450,000   $  225,000   $  112,500   $   45,000
                                            93.8%        88.4%        79.2%        60.0%
                                      -----------  -----------  -----------  -----------
Shares held by current shareholders
and the percentage of total shares
held by them after giving effect to
the offering.. . . . . . . . . . . .   7,925,000    7,925,000    7,925,000    7,925,000
                                            72.5%        84.1%        91.4%        96.4%
                                      -----------  -----------  -----------  -----------
Shares held by offering purchasers
and the percentage of total shares
held by them after giving effect to.   3,000,000    1,500,000      750,000      300,000
the offering.. . . . . . . . . . . .        27.5%        15.9%         8.6%         3.6%
------------------------------------  -----------  -----------  -----------  -----------

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of Barola. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 3,000,000 shares offered by Barola are sold, if 50% of the 3,000,000 shares are sold, if 25% of the 3,000,000 shares are sold and if 10% of the 3,000,000 shares are sold. Calculations are based on 7,925,000 capital shares outstanding at April 2, 2004, and at the different levels of the offering sold as indicated after the deduction of offering expenses and assuming all shares of Barola sold are on a self-underwritten basis with no commissions paid. The 7,925,000 shares to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution as a result of the sale of those shares.




Percent of offering sold             100%        50%        25%        10%
                                   ---------  ---------  ---------  ---------
PUBLIC OFFERING PRICE  PER
SHARE . . . . . . . . . . . . . .  $   0.15   $   0.15   $   0.15   $   0.15
Net tangible book value per
share as of  December 31, 2003. .   ($0.001)   ($0.001)   ($0.001)   ($0.001)
Increase per share  attributed to
 investors  in this offering. . .  $  0.041   $  0.024   $  0.013   $  0.005
Net tangible book value  per
share as of December 31, 2003,
after this Offering . . . . . . .  $  0.040   $  0.023   $  0.012    ($0.004)
Net tangible book value
dilution per share
to new investors
                                   $  0.110   $  0.127   $  0.138   $  0.146
Net tangible book value
dilution per share to new
 investors expressed as a
 percentage . . . . . . . . . . .      73.3%      84.7%      92.0%      97.3%



DIVIDEND  POLICY
----------------

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING  STOCKHOLDERS
---------------------

The following list of selling stockholders includes: (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders' table consists of shareholders that received shares as consideration for services performed for the Company and shareholders that purchased shares pursuant to private offerings, dated December 15, 2002, January 1, 2003 and April 23, 2003, which satisfied the requirements of Regulation S of the Securities Act of 1933 ("Regulation S"). The first offering sold shares at $0.001 per share and the second and third offerings sold shares at $0.005 per share.

On or about December 15, 2002, pursuant to Regulation S, we authorized the issuance of 2,500,000 common shares to our President, Mr. Henry Starek, at the price of $0.001 per common share for total gross proceeds to us of $2,500.
Between  January  1,  2003  and January 31, 2003, pursuant to the exemption from registration provided by Regulation S, we accepted subscription agreements from certain investors to purchase 4,925,000 of our common shares, which were offered at a purchase price of $0.005 per common share for total gross proceeds to us of $24,625. On April 25, 2003, our Director, Duane Kilburn was issued 500,000 common shares pursuant to the exemption from registration provided by Regulation S, at the cost of $0.005 per share for a total value of $2,500 in consideration for his services performed as a director of the Company for the period from April 25, 2002 to April 25, 2003.

The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.

As of April 2, 2004, there were 7,925,000 shares of our common stock outstanding. None of our selling shareholders in this prospectus are broker-dealers or affiliates of broker-dealers.


                                          Shares of Common   Shares of Common
                     Amount of Beneficial Stock Being        Stock Beneficially
Name of Beneficial   Ownership Proir      Sold Pursuant to   Owned After This
Owner                to This Offering(1)  This Prospectus(2) Offering
------------------   -------------------- ------------------ -----------------
                     Number       Percent        Number       Number    Percent
Henry Starek. . .  2,500,000       31.5%       2,500,000      0          0%
Duane Kilburn . .    500,000        6.3%         500,000      0          0%
Jean Currie . . .    375,000        4.7%         375,000      0          0%
Dianne Lasik. . .    375,000        4.7%         375,000      0          0%
Butch Lasik . . .    375,000        4.7%         375,000      0          0%
Cam Currie. . . .    375,000        4.7%         375,000      0          0%
Beverly Currie. .    375,000        4.7%         375,000      0          0%
Doug McGinn . . .    375,000        4.7%         375,000      0          0%
Carleen Currie. .    375,000        4.7%         375,000      0          0%
Mike Lamont . . .    375,000        4.7%         375,000      0          0%
Laurel Lamont . .    375,000        4.7%         375,000      0          0%
Massimo Cusano. .    250,000        3.2%         250,000      0          0%
Marcella Cusano .    250,000        3.2%         250,000      0          0%
Douglas Bolen . .    250,000        3.2%         250,000      0          0%
Jennifer Crosby .    250,000        3.2%         250,000      0          0%
Aaron Keay. . . .     25,000          *           25,000      0          0%
Scott Simser. . .     25,000          *           25,000      0          0%
Michael Veinot. .     25,000          *           25,000      0          0%
Hugh McPherson. .     25,000          *           25,000      0          0%
Carol McPherson .     25,000          *           25,000      0          0%
Francis Buys. . .     25,000          *           25,000      0          0%
Toni Vodola . . .     25,000          *           25,000      0          0%
Scott Duncan. . .     25,000          *           25,000      0          0%
Marlene Duncan. .     25,000          *           25,000      0          0%
R.B. Duncan . . .     25,000          *           25,000      0          0%
Mary Duncan . . .     25,000          *           25,000      0          0%
Nancy Quinlan . .     25,000          *           25,000      0          0%
Holly Duncan
(custodian for
Case Buys). . . .     25,000          *           25,000      0          0%
Holly Duncan. . .     25,000          *           25,000      0          0%
Sheila Starek . .     25,000          *           25,000      0          0%
Wendy Clayford. .     25,000          *           25,000      0          0%
Darren Starek . .     25,000          *           25,000      0          0%
Brad Morrice. . .     25,000          *           25,000      0          0%
Janice Morrice. .     25,000          *           25,000      0          0%
Carlos Cervantes.     25,000          *           25,000      0          0%
Massimo Piscopo .     25,000          *           25,000      0          0%
Carla Piscopo . .     25,000          *           25,000      0          0%

TOTAL  (3)         7,925,000         100%      7,925,000
--------------------------------------------------------
*  -  Less  than  1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

The named party beneficially owns and has sole voting and investment power over all shares or rights to those shares. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. With the exception of Henry Starek, President and Duane Kilburn, director, none of the selling shareholders or their beneficial owners:

- has had any material relationship with the Company other than as a shareholder at any time; or
- has ever been an officer or director of the Company or any of its predecessors or affiliates.

(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.
(3) As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

PLAN  OF  DISTRIBUTION
----------------------

SHARES  OFFERED  BY  BAROLA

The following officer and director is selling the common stock being offered by Barola through this prospectus:

         Name of Officer/Director                       Position
              HENRY  STAREK                      PRESIDENT  AND  DIRECTOR

Mr. Starek is not registered as a broker-dealer under the Securities Act of 1934 and is relying on Rule 3a4-1 under the 1934 Act to allow him to sell the shares as an officer of Barola. We believe that Mr. Starek is qualified under this rule because:

- he is not subject to a statutory disqualification as set forth in section 3(a)(39) of the Securities Exchange Act of 1934;
- he will not be compensated for his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on the sale of the offering;
- he has never been and will not be at the time of his participation in the offering an associated person of a broker or dealer;
-     he  has  never  participated before in selling an offering for any issuer;
and
- he will perform substantial duties for Barola other than in connection with the sale of the shares.

In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters. If we enter into an underwriting agreement after this offering becomes effective, we will file with the SEC a post-effective amendment identifying the underwriter and providing material information about the underwriting arrangements.

We are therefore offering the shares on a self-underwritten basis. There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Barola Incorporated.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee.  $   208
Transfer Agent Fees. . . . . . . . . . . . . . . . .  $ 1,500
Accounting fees and expenses . . . . . . . . . . . .  $ 7,500
Legal fees and expenses. . . . . . . . . . . . . . .  $ 9,792
Blue Sky fees and expenses . . . . . . . . . . . . .  $ 5,000
Printing and Engraving Expenses. . . . . . . . . . .  $ 1,000
        --------------
Total (1). . . . . . . . . . . . . . . . . . . . . .  $25,000
                                                     ========





(1) If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $45,000 if all shares offered by Barola are sold.

SHARES  OFFERED  BY  SELLING  SHAREHOLDERS

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of twenty months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     In  short  sales;  or
4.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

It should be noted that 3,000,000 of the 7,925,000 shares offered by selling shareholders are held by affiliates of Barola. The offering price of these 3,000,000 shares will not change with prevailing market prices but will remain at $0.15 per share.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL  PROCEEDINGS


------------------

We are not aware of any legal proceedings against us. We may however be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS
------------------------------------------------------------------

The following table sets forth certain information regarding the executive officers and directors of Barola Oil & Gas Co., Inc. as of April 2, 2004.

Name                  Age          Title                              Term  of
----                  ---          -----                              --------

Henry  Starek         68           President,  Secretary,  Chief       1  Year
                                   Executive  Officer,  Treasurer
                                   Principal  Financial  Officer,
                                   Principal  Accounting  Officer,
                                   Chair  of  the  Board


Duane Kilburn         46           Director                            1  Year

Henry  Starek
-----------------

Mr. Starek Was the Deputy Chief of Police with the Vancouver Police Department from 1983 to 1993, after which he retired. Prior to 1983, Mr. Starek was employed by the Vancouver Police Departments since 1964 as a Probationary Constable, Corporal, Detective, Sergeant, Staff Sergeant, Inspector, Superintendent and ultimately Deputy Police Chief. Mr. Starek attended the University of British Columbia in the Faculty of Arts and Science from 1957 to 1960. He attended the same university in the Faculty of Law from 1968 to 1969. From 1971 to 1973, he attended the Center of Continuing Education, University of British Columbia and obtained a Certificate of Criminology. He further attended the same University from 1974 to 1975 in the Faculty of Commerce and Business Administration.

Mr.  Starek's  personal  affiliations  include  memberships  in  the  following:
Canadian Association of Chiefs of Police, F.B.I. National Academy Associates, Washington Chapter, Royal Canadian Air Force Association, Vancouver Police Superannuated Police Officers Association and the Royal Canadian Mounted Police Veterans Association.


Duane  Kilburn
------------------

From November, 2001 to the present, Mr. Kilburn is a Class 1 Truck driver for Waste-Not Disposal in Vancouver, British Columbia. From July 1998 to November 2001, Mr. Kilburn was a bus driver for Perimeter Bus Lines. From November 1997 to February 1998, Mr. Kilburn was a Merchandiser for Coca Cola in Vancouver, British Columbia. From September 1997 to November 1997, he was employed as a Class 1 truck driver for Van-Kam Freight Ways in Vancouver, British Columbia and from December 1995 to September 1997, Mr. Kilburn was employed as a bus driver for Vancouver Tours and Transit running the Air Porter busses. From 1989 to 1994, Mr. Kilburn was a real estate agent for RE/MAX in Vancouver, British Columbia.

Mr. Kilburn received his Real Estate License through the University of British Columbia in 1989 and received Diplomas in Effective Supervision in 1982 and a Diploma in Marketing from the British Columbia Institute of Technology in 1984.


SECURITY  OWNERSHIP  OF  DIRECTORS,  OFFICERS  AND  MANAGEMENT
--------------------------------------------------------------

The following table sets forth, as of April 2, 2004, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:



                              AMOUNT AND NATURE          PERCENT OF
                              OF BENEFICIAL SHARES       OUTSTANDING
     NAME                     OWNED                      OWNERSHIP
-------------------------     -----------------------    ---------------

Henry  Starek                 2,500,000  common  shares      31.5%
Duane  Kilburn                500,000  common  shares         6.3%

DESCRIPTION  OF  SECURITIES
---------------------------

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (310) 795-7384.

GENERAL

The total amount of common shares authorized for issuance by our Articles of Incorporation is 100,000,000. As of April 2, 2004, there were 7,925,000 shares of common stock issued and outstanding and 37 stockholders of record. There has been no issuance of any warrants or options to date. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there are two members on our Board of Directors. There are no preemptive rights associated with the securities and no cumulative voting is authorized by our Articles of Incorporation or our By-Laws.

DIVIDEND  RIGHTS

Purchasers of the Shares offered hereby will participate in dividends based upon the number of Shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide, that the Board of Directors may, from time to time declare, and we may pay dividends on our outstanding shares in the manner and upon the terms and conditions provided by law.

We have never declared or paid any cash dividends on our voting ordinary shares. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

REDEMPTION

Subject  to  the  provisions of The Nevada Revised Statutes, Chapter 78, we may:

(a) issue shares on terms that they are to be redeemed or are liable to be redeemed at our option on such terms and in such manner as our directors may, before the issue of such shares, determine;

(b) purchase our own shares (including any redeemable shares) on such terms and in such manner as our directors may determine and agree with the selling shareholder; and

(c) make a payment in respect of the redemption or purchase of our own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

LIQUIDATION  RIGHTS

If we shall be wound up (whether the liquidation be voluntary, under the supervision of or by the Court, the liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of our assets, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such different classes of shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator with the like authority shall think fit, and our liquidation may be closed and dissolved.

CERTAIN  PROVISIONS  OF  THE  ARTICLES  OF  INCORPORATION

Our Articles of Incorporation provide that we may indemnify any and all of our directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which we own capital stock or of which we are a creditor, to the full extent permitted by law; and such indemnity shall include, but not be limited to, the expense, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnity shall not be exclusive of any other rights to which any directors, officer, employee or agent may be entitled as a matter of law or which may be lawfully granted.

EXPERTS
-------

Morgan & Company, Chartered Accountants, have audited our financial statements included in this Prospectus. These financial statements are included in reliance on Morgan & Company's report, due to their authority as experts in accounting and auditing.

Morgan & Company (auditors) was not employed on a contingent basis in connection with the registration or offering of our common stock.


LIMITATION  OF  LIABILITY  AND  INDEMNIFICATION
-----------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION  OF  BUSINESS
-------------------------

HISTORY  AND  BACKGROUND

Barola Oil & Gas Co. Inc. was incorporated on May 29, 2001 under the laws of the State of Nevada. Our offices are located at 852 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1C8. (310) 795-7384.

On May 29, 2001, we filed our Articles of Incorporation with the Secretary of State of Nevada, in which among other things, the Board of Directors was elected as follows: Pamela Starek. On the same date, Ms. Starek was appointed to the following positions: President, Secretary, Treasurer and Chair of the Board. On March 20, 2002, Ms. Starek tendered her resignation from these positions and Mr. Steve Burwell was appointed to all positions. On April 25, 2002, Mr. Burwell tendered his resignation from these positions and Mr. Henry Starek was appoint to the following positions: President, secretary, treasurer, chair of the board, principle financial officer and principle accounting officer. On the same date, Mr. Duane Kilburn was appointed as a Director. Our authorized capital consists of 100,000,000 common shares with $0.001 par value. On or about December 15, 2002, pursuant to Regulation S, we authorized the issuance of 2,500,000 common shares to our President, Mr. Henry Starek, at the price of $0.001 per common share for total gross proceeds to us of $2,500.

On December 20, 2002, we entered into a loan facility agreement with Mr. Starek, wherein we were given access to the sum of $100,000.00 to be drawn down upon and paid back at our discretion, with interest accruing on all unpaid amounts at the rate of 8% per annum.

On December 20, 2002, our Board of Directors authorized us to proceed, on a best efforts basis, with an offering of up to 7,500,000 of our common shares through a Regulation S offering to non-US residents at the price of $0.005 per share with a view to raising operating capital for the Company.

Between January 1, 2003 and January 31, 2003, pursuant to the exemption from registration provided by Regulation S, we accepted subscription agreements from certain investors to purchase 4,925,000 of our common shares which were offered at a purchase price of $0.005 per common share for total gross proceeds to us of $24,625. By a resolution of the Board of Directors, we terminated the offering at January 31, 2003.

On April 1, 2003, we entered into an agreement with Production Specialties Co. Inc., a California corporation to purchase between a Five (5%) percent and Fifty (50%) percent interest in the current ownership by Production Specialties Co. Inc. in a property lying in and around Madera County, California known as "Triangle T Ranch". The terms of the agreement contemplate the payment by us to Production Specialties Company of a deposit in the amount of $25,000 toward the total purchase price, which is dependent on what percentage we elect to purchase. The purchase price is set at $34,000 per percentage point purchased. Therefore, if the minimum of 5% is purchased, the purchase price is $170,000 and if the maximum of 50% is purchased, the purchase price is $1,700,000.

On April 25, 2003, Mr. Duane Kilburn, director, was issued 500,000 common shares under the exemption from registration provided for in Regulation S at the cost of $0.005 per share for total value of $2,500. These shares were issued as compensation for Mr. Kilburn's service to the Company as a member of the board of directors from April 25, 2002 to April 25, 2003.

We currently employ one person, namely Henry Starek, who is responsible for all our business activities. Mr. Kilburn sits as a member on the board of directors.

DESCRIPTION  OF  BUSINESS  AND  PROPERTIES

We are engaged in the exploration, development, acquisition and operation of oil and gas properties. Because oil and gas exploration and development requires significant capital and because our assets and resources are limited, we participate in the oil and gas industry through the purchase of small interests in either producing wells or oil and gas exploration and development projects. To date, we have acquired a working interest in one such project, the Triangle T Ranch Project.

Triangle  T  Ranch  Project
----------------------------------

The Triangle T Ranch Project is a grouping of four wells in an oil field consisting of approximately 14 square miles of lands leased and shot by a 3 dimensional seismic program in 2001, the entire field being known as the Rice Creek prospect. Originally, the concept was to gain structure within the shallower wells previously drilled within the last ten years. After review of the seismic data, several horizons were discovered and prepared for drilling. The Rice

Creek prospect has been producing over 15 billion cubic feet ("BCF") of gas and still produces to this day. The North Rice Creek Gas Field is a northerly extension to the Rice Creek prospect and is the area in which the Triangle T Ranch Project is situated.

To date, eleven wells have been drilled and are producing at combined rates in excess of 9,000 million cubic feet (MCF) per day. Because of these successes, four additional wells have been programmed and are in the approval process for commencement of drilling. Depending on the success of the latter four wells, additional drilling is expected to take place in this area.

The existing and future wells are operated by Production Specialties Company (the "Operator"). As such, we will not be considered the operator of these wells. The Operator markets each non-operator's share of gas production from the wells and deducts all royalty burdens and operating expenses prior to the distribution of revenues.

COMPETITION

The oil and gas industry is highly competitive in all its phases. The property in which we have an interest and the properties in which we may have an interest in the future will encounter strong competition from many other oil and gas producers, including many that possess substantial financial resources, in acquiring economically desirable producing properties and exploratory drilling prospects, and in obtaining equipment and labour to operate and maintain their properties.

REGULATORY  BACKGROUND

The federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on unsubmerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government. Production of any oil and gas by properties in which we may, from time to time, have an interest, will be affected to some degree by state regulations. States have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common resevoir. State regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

Any exploration or production on Federal land will have to comply with the Federal Land Management Planning Act which has the effect generally of protecting the environment. Any exploration or production on private property whether owned or leased will have to comply with the Endangered Species Act and the Clean Water Act. The costs of complying with environmental concerns under any of these acts varies on a case by case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

There are no costs to us at the present time in connection with compliance with environmental laws. Costs, however, could occur at any time through industrial accident or in connection with a new project. Costs could extend into the millions of dollars for which we could be totally liable. In the event of liability, we would be entitled to contribution from other owners so that our percentage share of a particular project would be the percentage share of our liability on that project. However, other owners may not be willing or able to share in the cost of the liability. Even if the liability is limited to our percentage share, any significant liability would wipe out our assets and resources.

DISCLOSURE

     We are a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we intend to be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.


MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


--------------------------------------------------------------------------------

OVERVIEW
-------------

We have received a going concern opinion from our auditors because we have not generated any revenues. Our deficit as of December 31, 2003 was $38,603. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

From the date of our incorporation on May 29, 2001 to the date of this registration statement, we have been an exploration stage company that had no revenues. Our operating activities during this period consisted primarily of our organization, conducting research, acquiring an option in a several mineral properties, which option has expired and acquiring and option to participate in an oil and gas prospect.


Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of the company.

Our  operating  expenses  are  classified  into  six  categories:

-     Mineral  Property  acquisition  cost;
-     Oil  &  Gas  Option  Cost;
-     Administrative  fees;
-     Director's  Fees;
-     Office  and  Sundry;  and
-     Professional  fees.

Mineral property acquisition costs consists of $6,500 paid pursuant to an agreement entered into on July 21, 2002 between Barola Oil & Gas Co., Inc. and John R. Poloni & Associates wherein we purchase a 100% interest in four unpatented mining claims located in Ontario, Canada. We have not established the commercial feasibility of the mineral claims and do not expect to in the near future. As such, the total consideration paid has been expensed.

Oil and gas option costs consists of $25,000 paid on February 1, 2003 pursuant to an agreement with Production Specialties Co. Inc., a California corporation dated April 1, 2003 to purchase between a Five (5%) percent and Fifty (50%) percent interest in the current ownership by Production Specialties Co. Inc. in a property lying in and around Madera County, California known as "Triangle T Ranch". The terms of the agreement contemplate the payment by us to Production Specialties Company of a deposit in the amount of $25,000 toward the total purchase price, which is dependent on what percentage we elect to purchase. The purchase price is set at $34,000 per percentage point purchased. Therefore, if the minimum of 5% is purchased, the purchase price is $170,000 and if the maximum of 50% is purchased, the purchase price is $1,700,000.

Administrative fees consists of compensation paid to consultants which amounted to $0.00 from inception to September 30, 2002 and $1,800 from our inception to September 30, 2003.

Office and sundry refers primarily to our office supplies and expenses, bank charges assessed by our bank and corporation maintenance filings that amounted to $57 from our inception to September 30, 2002 and $882 from our inception to September 30, 2003.

Professional fees consist primarily of our accounting, audit fees and legal fees that amounted to $1,600 from our inception to September 30, 2003.

Our prospects must be considered highly speculative in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development, particularly companies in rapidly evolving markets like ours.

Results  of  Operations
---------------------------
We lost $8,157 from our inception to September 30, 2002 and $38,282 to September 30, 2003. This loss is attributed to the costs incurred to set up our corporate structure, establish bank accounts, pay our consulting fees and director, to maintain the corporation, professional fees, directors fees and the costs of acquiring our mineral and oil and gas options.

We do not expect our administrative fees to increase next year but expect them to remain at the current level.

We expect our office and sundry expenses to increase next year primarily because we expect our bank charges to increase as we conduct more transactions through our bank in carrying on our business. Also we expect our general office expenses to increase as a direct result of our efforts to become a fully reporting issuer with the Securities and Exchange Commission. We estimate that our office and sundry expenses will be $1,200.

We anticipate that our professional fees will increase in the future for several reasons. Our audit fees will increase in the future because we anticipate becoming a reporting company and filing the requisite quarterly and annual reports with the Securities and Exchange Commission. We are also optimistic that our business activities will increase, which will require auditing procedures over a greater transaction base. In addition, legal fees payable are expected to increase next year as we incur expenses to prepare registration statements. We estimate that our professional fees will be approximately $20,000.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in rapidly evolving and regulated markets. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have an option on an oil and gas prospect, we cannot assure you that it will result in revenues at all or if revenues are generated, that such revenues will be sufficient to permit us to become profitable.

Plan  of  operations
---------------------

During the next twelve months, we intend to raise funds through various means including this offering, the private placement of debt and/or equity securities and/or borrowing funds to enable us to exercise our option in our existing resource property. Additionally, we intend to seek out additional resource properties in which we intend to acquire interests if we deem them to be commercially viable.

On December 20, 2002. we entered into a loan facility agreement whereby we are permitted to borrow from Henry Starek, our President, up to $100,000 at any give time on seven day's notice at an interest rate of 8%. The loan facility agreement does not stipulate any set times or dates for the repayment of principal or interest. The agreement stipulates that all principle and interest owing is due and payable on demand upon 30 days written notice from the lender. Currently, we do not owe and money on this agreement. We expect that we will be able to successfully operate for the next twelve months based on our cash on hand and the availability of $100,000 pursuant to the loan facility agreement. We estimate that, at our current level of expenses, we will require approximately $50,000 to operate without revenues for the next twelve months. Since we have access to $100,000 through the loan facility agreement and some cash on hand, we feel that we have sufficient funds to operate for, at least, the next twelve months.

Liquidity  and  Capital  Resources
--------------------------------------

Since the date of our incorporation, we have raised $27,125 though private placements of our common shares. In addition, we have established a loan facility agreement that allows us to borrow up to $100,000 at an interest rate of 8% on all balances drawn down and remaining unpaid. The loan facility is a demand loan, payable on 30 days notice from the lender and it is unsecured. To date, we have not accessed any funds under this agreement. In addition, we hope to raise $450,000 in this offering.

Our operating activities have used cash and non-cash resources of approximately $8,157 for the period from our inception to September 30, 2002 and $38,603 from our inception to December 31, 2003. Our negative operating cash flow resulted primarily from the net losses that we have incurred during the start-up period as funds were used to establish our business, to acquire the mineral and oil & gas claims, administration fees, directors fees, professional fees and office and sundry expenses.

As at December 31, 2003, we had cash of $660. When combined with ability to borrow an additional $100,000 pursuant to the terms of the loan facility agreement, we anticipate having sufficient funds to successfully operate for the next twelve months.

If cash generated from operations is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additionally funding may not be available on favorable terms or at all.

Description  of  Property
----------------------------

We operate from offices located at 852 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1C8. These facilities are provided to us by Henry Starek, our president, at no cost to the company. This facility functions as our main operating facility and is expected to be sufficient for our purposes for the foreseeable future.

Certain  Relationships  and  Related  Transactions
--------------------------------------------------------

We intend that any transactions between us and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date, several related party transactions have taken place.

Firstly, we were originally capitalized by one of our directors who loaned the Company an aggregate of $7,500 comprised of $1,000 on May 14, 2002 and $6,500 on July 17, 2002. The loan is unsecured and payable on demand without interest.

Secondly, we entered into a loan facility agreement with our President, Mr. Henry Starek wherein he agreed to loan us up to $100,000 at an interest rate of 8% per annum on all amounts drawn down and remaining unpaid. This loan facility is unsecured and is payable on demand.

Thirdly, we issued to Duane Kilburn, one of our directors, 500,000 common voting shares at the cost of $0.005 per share as stock based compensation for services rendered to the company in his capacity as director for the period from April 25, 2002 to April 25, 2003. For these twelve months of service to us, we valued Mr. Kilburn's compensation at $2,500. We are confident that this transaction was at least as favorable to us as we would have negotiated with a third party.

Executive  Compensation
------------------------------

The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

                                                  Directors   Stock based     Stock based
Person         Position               Salary(1)    fees(2)    Inducements     Compensation(3)
------------   -------------------    ---------   ----------  -----------     ---------------
Henry Starek   President, Chief       $0.00       $0.00       $0.00           $0.00
               Executive Officer,
               Prinipal Financial
               Officer, Principal
               Accounting Officer,
               Secretary, Treasurer
               and Chair

Duane Kilburn  Director               $0.00       $0.00       $0.00           $2,500

We  currently  have  two  directors,  Mr.  Henry  Starek.and  Mr.  Duane Kilburn

(1) We have not entered into any employment agreements with Mr. Starek or Mr. Kilburn. We intend on compensating Mr. Starek as an employee and/or as a director in the future at market rates once the company becomes profitable.

(2)  There  are  no  standard  arrangements  for  the compensation of directors.

(3) Mr. Kilburn received 500,000 common voting shares at a cost of $0.005 per share for total stock based compensation of $2,500 for services rendered to the company as a director for the period of April 25, 2002 to April 25, 2003.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our next Board of Directors' meeting.

Additional  Information
---------------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all of the information contained in the registrations statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer  Agent  and  Registrar
-----------------------------------

The registrar and transfer agent for our common shares is Holiday Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona, USA, 85251. Phone:
480.481.3940.

Representations
----------------------
NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION
OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOT ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            BAROLA OIL & GAS CO. INC.
                              FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

                    INDEX


Independent Auditors' Report
Balance Sheets. . . . . . . . . . . .  F-1
Statements of Loss and Deficit. . . .  F-2
Statements of Cash Flows. . . . . . .  F-3
Statement of Stockholders' Deficiency  F-4
Notes to Financial Statements . . . .  F-5

                            BAROLA OIL & GAS CO. INC.
                         (An Exploration Stage Company)
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 2003
                                  (Unaudited)
                            (Stated In U.S. Dollars)

                    INDEX


Balance Sheets. . . . . . . . . . . .  F-9
Statements of Loss and Deficit. . . .  F-10
Statements of Cash Flows. . . . . . .  F-11
Statement of Stockholders' Deficiency  F-12
Notes to Financial Statements . . . .  F-13

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)


                              FINANCIAL STATEMENTS


                           SEPTEMBER 30, 2003 AND 2002
                            (STATED IN U.S. DOLLARS)

                          INDEPENDENT AUDITORS' REPORT

To  the  Directors
Barola  Oil  &  Gas  Co.  Inc.
(An  exploration  stage  company)


We have audited the balance sheets of Barola Oil & Gas Co. Inc. (an exploration stage company) as at September 30, 2003 and 2002, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' deficiency for the years ended September 30, 2003 and 2002, and for the period from May 29, 2001 (date of inception) to September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2003 and 2002, and the results of its operations and cash flows for the years ended September 30, 2003 and 2002, and for the period from May 29, 2001 (date of inception) to September 30, 2003, in accordance with United States of America generally accepted accounting principles.


The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered net losses and negative cash flows from operations since its inception that raise substantial doubt about its ability to continue as a going concern. Management's plans as to this matter are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                Morgan & Company

December  5,  2003                                Chartered  Accountants

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                                 BALANCE SHEETS
                            (STATED IN U.S. DOLLARS)



--------------------------------------------------------------------------
                                                          SEPTEMBER  30
                                                         2003       2002
--------------------------------------------------------------------------

ASSETS

CURRENT
     Cash . . . . . . . . . . . . . . . . . . . . . .  $    678   $   943
==========================================================================
LIABILITIES

CURRENT
Accounts payable. . . . . . . . . . . . . . . . . . .  $  1,835   $ 1,600
Loan payable (Note 5) . . . . . . . . . . . . . . . .     7,500     7,500
                                                       -------------------
                                                          9,335     9,100
                                                       -------------------

SHAREHOLDER'S DEFICIENCY

SHARE CAPITAL
Authorized:
100,000,000 common shares, par value with $0.001 per share

Issued:
7,925,000 common shares at September 30, 2003 and
Nil at September 30, 2002 . . . . . . . . . . . . . .     7,925         -

Additional paid-in capital. . . . . . . . . . . . . .    21,700         -

DEFICIT ACCUMULATED DURING THE EXPLORATION STAGE. . .   (38,282)   (8,157)
                                                       -------------------
                                                         (8,657)   (8,157)
                                                       -------------------
                                                       $    678   $   943
==========================================================================

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                         STATEMENTS OF LOSS AND DEFICIT
                            (STATED IN U.S. DOLLARS)




---------------------------------------------------------------------------
                                                               PERIOD FROM
                                                                INCEPTION
                                                                  MAY 29
                                                 YEARS ENDED     2001 TO
                                                 SEPTEMBER 30  SEPTEMBER 30
                                                2003      2002    2003
---------------------------------------------------------------------------

EXPENSES
Mineral property acquisition cost (Note 3).  $        -  $6,500  $ 6,500
Option on oil and gas prospect (Note 4) . .      25,000       -   25,000
Administration fees . . . . . . . . . . . .       1,800       -    1,800
Directors' fees . . . . . . . . . . . . . .       2,500       -    2,500
Office and sundry . . . . . . . . . . . . .         825      57      882
Professional fees . . . . . . . . . . . . .           -   1,600    1,600
                                             ---------------------------

NET LOSS FOR THE YEAR . . . . . . . . . . .      30,125   8,157  $38,282
                                                                 =======
DEFICIT ACCUMULATED DURING THE EXPLORATION
 STAGE, BEGINNING OF YEAR . . . . . . . . .       8,157       -
                                             ---------------------------
DEFICIT ACCUMULATED DURING THE EXPLORATION
 STAGE, END OF YEAR . . . . . . . . . . . .  $   38,282  $8,157
===============================================================

BASIC AND DILUTED LOSS PER SHARE. . . . . .  $     0.01  $    -
===============================================================

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING. . . . . . . . . . . . . . . .   3,819,384       -
===============================================================

                                   F-2

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                            (STATED IN U.S. DOLLARS)


---------------------------------------------------------------------------
                                                            PERIOD FROM
                                                             INCEPTION
                                                              MAY 29
                                           YEARS ENDED        2001 TO
                                          SEPTEMBER 30     SEPTEMBER 30
                                         2003      2002       2003
---------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year. . . . . . . .  $(30,125)  $(8,157)  $(35,782)
Adjustment for non-cash item:
Shares issued for directors' fees. .     2,500         -      2,500
                                      ------------------------------
                                       (27,625)   (8,157)   (33,282)
                                      ------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Issue of share capital . . . . . . .    27,125         -     27,125
Loans and advances payable . . . . .       235     9,100      9,335
                                      -----------------------------
                                        27,360     9,100     36,460
                                      -----------------------------
INCREASE (DECREASE) IN CASH. . . . .      (265)      943        678

CASH, BEGINNING OF YEAR. . . . . . .       943         -          -
                                      -----------------------------
CASH, END OF YEAR. . . . . . . . . .  $    678   $   943   $    678
===================================================================

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                      STATEMENT OF STOCKHOLDERS' DEFICIENCY

                               SEPTEMBER 30, 2003
                            (STATED IN U.S. DOLLARS)




                                                    COMMON STOCK           DEFICIT
                                            ---------------------------  ACCUMULATED
                                             NUMBER OF        ADDITIONAL DURING THE
                                             COMMON     PAR    PAID IN   EXPLORATION
                                             SHARES    VALUE   CAPITAL     STAGE       TOTAL
                                            -------------------------------------------------
Balance September 30, 2001. . . . . . . . .          -  $    -  $      -  $      -   $      -

Net loss for the year . . . . . . . . . . .          -       -         -    (8,157)    (8,157)
                                             -------------------------------------------------

Balance, September 30, 2002 . . . . . . . .          -       -         -    (8,157)    (8,157)

Shares issued for cash at $0.001. . . . . .  2,500,000   2,500         -         -      2,500
Shares issued for cash at $0.005. . . . . .  4,925,000   4,925    19,700         -     24,625

Shares issued for directors' fees at $0.005    500,000     500     2,000         -      2,500
Net loss for the year . . . . . . . . . . .          -       -         -   (30,125)   (30,125)
                                             -------------------------------------------------
Balance, September 30, 2003 . . . . . . . .  7,925,000  $7,925  $ 21,700  $(38,282)  $ (8,657)
                                             =================================================

                                             F-4

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2003 AND 2002
                            (STATED IN U.S. DOLLARS)



1.     OPERATIONS

Organization

The  Company  was  incorporated in the State of Nevada, U.S.A., on May 29, 2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company commenced its exploration stage activities by acquiring an exploration prospect in the mining sector, however, during the past year, it has also secured an option to purchase an interest in a producing oil and gas prospect.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $38,282 for the period from inception, May 29, 2001, to September
30, 2003 and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource interests. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2003 AND 2002
                            (STATED IN U.S. DOLLARS)

2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)      Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

b)   Mineral  Property  Option  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)   Oil  and  Gas  Property  Interests

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission ("SEC"). Accordingly, all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded. Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis. Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis. The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.

d)   Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:
      i)   monetary  items  at  the  rate  prevailing at the balance sheet date;
      ii)  non-monetary  items  at  the  historical  exchange  rate;
      iii) revenue and expense at the average rate in effect during the applicable accounting period.

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2003 AND 2002
                            (STATED IN U.S. DOLLARS)


2.    SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

 e)  Income  Taxes

The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

f)   Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


3.   MINERAL  PROPERTY  INTEREST

The Company has acquired a 100% interest in four unpatented mining claims located in Ontario, Canada, for cash consideration of $6,500. Since the Company has not established the commercial feasibility of the mineral claims, the acquisition costs have been expensed.


4.   OPTION  ON  OIL  AND  GAS  PROSPECT

The Company has made a non-refundable payment of $25,000 to secure an option, until October 1, 2004, to acquire not less than 5% and not more than 50% of the optionor's 5.3% working interest in a prospect of producing wells located in Madera County, California. In the event the Company exercises the option, the purchase price shall be $34,000 per percentage point acquired.

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2003 AND 2002
                            (STATED IN U.S. DOLLARS)

5.   LOAN  PAYABLE

The loan payable is interest free, unsecured, repayable on demand and owing to a director.


6.   LOAN  FACILITY

On December 20, 2002, the Company entered into an unsecured loan facility agreement to a maximum of $100,000 with a director. The amount drawn down under the loan facility bears interest at 8% per annum and is repayable 30 days after a demand for repayment is received from the lender. As at September 30, 2003, no funds have been advanced to the Company.


7.  RELATED  PARTY  TRANSACTION

During the year ended September 30, 2003, the Company issued 500,000 common shares with a fair value of $2,500 for directors' services rendered to the Company.

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                                  BALANCE SHEET
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)


---------------------------------------------------------------------------
                                                 DECEMBER 31  SEPTEMBER 30
2003   2003
---------------------------------------------------------------------------

ASSETS

CURRENT
Cash. . . . . . . . . . . . . . . . . . . . . . .  $    660   $    678
===========================================================================
LIABILITIES

CURRENT
Accounts payable. . . . . . . . . . . . . . . . .  $  2,138   $  1,835
Loan payable (Note 6) . . . . . . . . . . . . . .     7,500      7,500
                                                   -------------------
                                                      9,638      9,335
                                                   --------------------

SHAREHOLDER'S DEFICIENCY

SHARE CAPITAL
Authorized:
100,000,000 common shares, par value with $0.001 per share

Issued:
7,925,000 common shares at December 31, 2003
 and September 30, 2003 . . . . . . . . . . . . .     7,925      7,925

Additional paid-in capital. . . . . . . . . . . .    21,700     21,700

DEFICIT ACCUMULATED DURING THE EXPLORATION STAGE.   (38,603)   (38,282)
                                                   --------------------
                                                     (8,978)    (8,657)
                                                   --------------------
                                                   $    660   $    678
=======================================================================

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          STATEMENT OF LOSS AND DEFICIT
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)





---------------------------------------------------------------------------------------------------------
                                                                                              PERIOD FROM
                                                                                               INCEPTION
                                                                                                 MAY 29
                                                                          THREE MONTHS ENDED    2001 TO
                                                                              DECEMBER 31     DECEMBER 31
                                                                            2003       2002      2003
---------------------------------------------------------------------------------------------------------

EXPENSES
Mineral property acquisition cost (Note 4) . . . . . . . . . . . . . .  $        -  $      -  $ 6,500
Option on oil and gas prospect (Note 5). . . . . . . . . . . . . . . .           -         -   25,000
Administration fees. . . . . . . . . . . . . . . . . . . . . . . . . .           -         -    1,800
Directors' fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .           -         -    2,500
Office and sundry. . . . . . . . . . . . . . . . . . . . . . . . . . .         321        72    1,203
Professional fees. . . . . . . . . . . . . . . . . . . . . . . . . . .           -         -    1,600
                                                                        -----------------------------
NET LOSS FOR THE PERIOD. . . . . . . . . . . . . . . . . . . . . . . .         321        72  $38,603
                                                                                              =======

DEFICIT ACCUMULATED DURING THE EXPLORATION STAGE, BEGINNING OF PERIOD.      38,282     8,157
                                                                        --------------------

DEFICIT ACCUMULATED DURING THE EXPLORATION STAGE, END OF PERIOD. . . .  $   38,603  $  8,229
============================================================================================

BASIC AND DILUTED LOSS PER SHARE . . . . . . . . . . . . . . . . . . .  $     0.01  $   0.01
============================================================================================


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING. . . . . . . . . . . . .   7,925,000   434,783
============================================================================================

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



-------------------------------------------------------------------------
                                                             PERIOD FROM
                                                              INCEPTION
                                                               MAY 29
                                          THREE MONTHS ENDED   2001 TO
                                              DECEMBER 31    DECEMBER 31
                                            2003      2002      2003
------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period. . . . . . . . .  $(321)  $   (72)  $(38,603)
Adjustment for non-cash item:
Shares issued for directors' fees. . . .      -         -      2,500

Change in non-cash working capital item:
Accounts payable . . . . . . . . . . . .    303        54      2,138
                                          ---------------------------
                                            (18)      (18)   (33,965)
                                          ---------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Issue of share capital . . . . . . . . .      -     2,500     27,125
Share subscriptions receivable . . . . .      -    (2,500)         -
Loans and advances payable . . . . . . .      -         -      7,500
                                          --------------------------
                                              -         -     34,625
                                          --------------------------
INCREASE (DECREASE) IN CASH. . . . . . .    (18)      (18)       660

CASH, BEGINNING OF PERIOD. . . . . . . .    678       943          -
                                          --------------------------
CASH, END OF PERIOD. . . . . . . . . . .  $ 660   $   925   $    660
====================================================================

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                      STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                DECEMBER 31, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)




                                                   COMMON STOCK          DEFICIT
                                            ---------------------------- ACCUMULATED
                                            NUMBER OF        ADDITIONAL  DURING THE
                                             COMMON     PAR    PAID IN  EXPLORATION
                                             SHARES    VALUE   CAPITAL     STAGE      TOTAL
                                             ------------------------------------------------
Balance September 30, 2001. . . . . . . . .          -  $    -  $      -  $      -   $      -

Net loss for the year . . . . . . . . . . .          -       -         -    (8,157)    (8,157)
                                             -------------------------------------------------
Balance, September 30, 2002 . . . . . . . .          -       -         -    (8,157)    (8,157)

Shares issued for cash at $0.001. . . . . .  2,500,000   2,500         -         -      2,500
Shares issued for cash at $0.005. . . . . .  4,925,000   4,925    19,700         -     24,625

Shares issued for directors' fees at $0.005    500,000     500     2,000         -      2,500
Net loss for the year . . . . . . . . . . .          -       -         -   (30,125)   (30,125)
                                             -------------------------------------------------
Balance, September 30, 2003 . . . . . . . .  7,925,000   7,925    21,700   (38,282)    (8,657)

Net loss for the period . . . . . . . . . .          -       -         -      (321)      (321)
                                             -------------------------------------------------
Balance, December 31, 2003. . . . . . . . .  7,925,000  $7,925  $ 21,700  $(38,603)  $ (8,978)
                                              ================================================

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



1.     BASIS  OF  PRESENTATION

The unaudited financial statements as of December 31, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States of America generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the September 30, 2003 audited financial statements and notes thereto.


2.     OPERATIONS

Organization

The  Company  was  incorporated in the State of Nevada, U.S.A., on May 29, 2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company commenced its exploration stage activities by acquiring an exploration prospect in the mining sector, however, during the past year, it has also secured an option to purchase an interest in a producing oil and gas prospect.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $38,603 for the period from inception, May 29, 2001, to December 31, 2003 and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource interests. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

b)     Mineral  Property  Option  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)     Oil  and  Gas  Property  Interests

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission ("SEC"). Accordingly, all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded. Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis. Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis. The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

d)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
ii)    non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

e)     Income  Taxes

The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

f)     Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


4.     MINERAL  PROPERTY  INTEREST

The Company has acquired a 100% interest in four unpatented mining claims located in Ontario, Canada, for cash consideration of $6,500. Since the Company has not established the commercial feasibility of the mineral claims, the acquisition costs have been expensed.

                            BAROLA OIL & GAS CO. INC.
                         (AN EXPLORATION STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



5.     OPTION  ON  OIL  AND  GAS  PROSPECT

The Company has made a non-refundable payment of $25,000 to secure an option, until October 1, 2004, to acquire not less than 5% and not more than 50% of the optionor's 5.3% working interest in a prospect of producing wells located in Madera County, California. In the event the Company exercises the option, the purchase price shall be $34,000 per percentage point acquired.


6.     LOAN  PAYABLE

The loan payable is interest free, unsecured, repayable on demand and owing to a director.


7.     LOAN  FACILITY

On December 20, 2002, the Company entered into an unsecured loan facility agreement to a maximum of $100,000 with a director. The amount drawn down under the loan facility bears interest at 8% per annum and is repayable 30 days after a demand for repayment is received from the lender. As at December 31, 2003, no funds have been advanced to the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes. Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our directors or officers for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

              ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Securities and Exchange Commission registration fee.  $   208
Transfer Agent Fees. . . . . . . . . . . . . . . . .  $ 1,500
Accounting fees and expenses . . . . . . . . . . . .  $ 7,500
Legal fees and expenses. . . . . . . . . . . . . . .  $ 9,792
Blue Sky fees and expenses . . . . . . . . . . . . .  $ 5,000
Printing and Engraving Expenses. . . . . . . . . . .  $ 1,000
                                                    ---------
Total (1). . . . . . . . . . . . . . . . . . . . . .  $25,000
                                                    =========

(1) If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $45,000 if all shares offered by Barola are sold.
-------------------------------------------------------------------------------

               ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

(a)     Securities  issued  and  sold:

1. On or about December 15, 2002, pursuant to Regulation S, we authorized the issuance of 2,500,000 common shares to our President, Mr. Henry Starek, at the price of $0.001 per common share for total gross proceeds to us of $2,500. With respect to the value of the securities, we determined that the par value of $0.001 was the fair market value of the shares since the Company's securities had no value in excess of par value at this time. Mr. Starek was our President and a Director at all time prior to this issuance and he was and is a resident of Canada. This issuance was made outside of the United States and no direct selling efforts were made in the United States. This offering was made pursuant to Regulations S of the Securities Act of 1933, as amended.

2. Between January 1, 2003 and January 31, 2003, pursuant to the exemption from registration provided by Regulation S, we accepted subscription agreements from certain investors to purchase 4,925,000 of our common shares, which were offered at a purchase price of $0.005 per common share for total gross proceeds to us of $24,625. For this offering we offered our shares of common stock to a limited number of offerees with whom we had a pre-existing relationship. Each of the investors in our company are friends of business associates of Mr.
Starek, the director of the company. None of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. Each of theses sales of securities were made outside of the United States and no directed selling efforts were made in the United States. For each offering, we discussed with each purchaser in, what we believed to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common shares.

3. We issued 500,000 common voting shares to Mr. Duane Kilburn at the cost of $0.005 per share for total stock based compensation to him of $2,500 for services rendered to the company as a director for the period from April 25, 2002 to April 25, 2003. Mr. Kilburn at all times has been a resident of Canada. As such, this issuance was made pursuant to the exemption from registration provided by Regulation S. The amount of compensation represented by this issuance was negotiated in good faith between Mr. Starek, president and Mr.
Kilburn  and  believe  it  to  be  reasonable.

As of February 18, 2004, there were 7,925,000 shares of our common stock outstanding.

Name of Beneficial                                                         Number of
Owner                        Residency                                     Shares     Proceeds
----------------------------------------------------------------------------------------------
Henry Starek. . . . . . . .  Vancouver, British Columbia                   2,500,000  $  2,500
Duane Kilburn . . . . . . .  Richmond, British Columbia                      500,000
Jean Currie . . . . . . . .  Regina, Saskatchewan                            375,000     1,875
Dianne Lasik. . . . . . . .  Regina Beach, Saskatchewan                      375,000     1,875
Butch Lasik . . . . . . . .  Regina Beach, Saskatchewan                      375,000     1,875
John Campbell Currie. . . .  Regina, Saskatchewan                            375,000     1,875
Beverly Currie. . . . . . .  Regina, Saskatchewan                            375,000     1,875
Doug McGinn . . . . . . . .  White Rock, British Columbia                    375,000     1,875
Carleen Currie. . . . . . .  New Westminster, British Columbia               375,000     1,875
Mike Lamont . . . . . . . .  Langley, British Columbia                       375,000     1,875
Laurel Lamont . . . . . . .  Langley, British Columbia                       375,000     1,875
Massimo Cusano. . . . . . .  North Vancouver, British Columbia               250,000     1,250
Marcella Cusano . . . . . .  North Vancouver, British Columbia               250,000     1,250
Douglas Bolen . . . . . . .  Vancouver, British Columbia                     250,000     1,250
Jennifer Crosby . . . . . .  Vancouver, British Columbia                     250,000     1,250
Aaron Keay. . . . . . . . .  North Delta, British Columbia                    25,000       125
Scott Simser. . . . . . . .  Vancouver, British Columbia                      25,000       125
Michael Veinot. . . . . . .  Vancouver, British Columbia                      25,000       125

                                        28

Hugh McPherson. . . . . . .  Delta, British Columbia                          25,000       125
Carol McPherson . . . . . .  Delta, British Columbia                          25,000       125
Francis Buys. . . . . . . .  North Vancouver, British Columbia                25,000       125
Toni Vodola . . . . . . . .  Vancouver, British Columbia                      25,000       125
Scott Duncan. . . . . . . .  Coquitlam, British Columbia                      25,000       125
Marlene Duncan. . . . . . .  Coquitlam, British Columbia                      25,000       125
R.B. Duncan . . . . . . . .  New Westminster, British Columbia                25,000       125
Mary Duncan . . . . . . . .  New Westminster, British Columbia                25,000       125
Nancy Quinlan . . . . . . .  West Vancouver, British Columbia                 25,000       125
Holly Duncan. . . . . . . .  North Vancouver, British Columbia                25,000       125
  (custodian for Case Buys)
Holly Duncan. . . . . . . .  North Vancouver, British Columbia                25,000       125
Sheila Starek . . . . . . .  Vancouver, British Columbia                      25,000       125
Wendy Clayford. . . . . . .  Vancouver, British Columbia                      25,000       125
Darren Starek . . . . . . .  Vancouver, British Columbia                      25,000       125
Brad Morrice. . . . . . . .  Vancouver, British Columbia                      25,000       125
Janice Morrice. . . . . . .  Vancouver, British Columbia                      25,000       125
Carlos Cervantes. . . . . .  Richmond, British Columbia                       25,000       125
Massimo Piscopo . . . . . .  Burnaby, British Columbia                        25,000       125
Carla Piscopo . . . . . . .  Burnaby, British Columbia                        25,000       125

                                    TOTAL                                  7,925,000   $27,125
----------------------------------------------------------------------------------------------

(b)     Underwriters  and  Other  Purchasers.
        Not  Applicable

(c)     Consideration
        See  (a)  above

(d)     Exemption  from  Registration  Claimed.
        See  (a)  above

                               ITEM 27.   EXHIBITS

A.     EXHIBITS

The  following  exhibits  are  attached  hereto:

Exhibit
Number     Title
---------------------------------

3.1   Articles  of  Incorporation  of  Barola  Oil  &  Gas  Co.  Inc.
3.2   Bylaws  of  Barola  Oil  &  Gas  Co.  Inc.
4.1   Specimen  of  ordinary  share  certificate
5.1   Opinion  of  Gary  R.  Henrie as to the validity of the securities offered herbey
10.1  Material  Contract  -  Loan  Facility  Agreement  -  Henry  Starek
10.2  Material  Contract  -  Agreement  of  Purchase  -  Triangle  "T"  Prospect
23.1  Consent  of  Morgan  &  Company,  Chartered  Accountants.
23.2  Consent  of  Gary  R.  Henrie  (specified  in  Exhibit  5.1)
24.1 Power of Attorney (Contained on the signature pages of this Registration Statement)

                                    29
B.     FINANCIAL  STATEMENT  SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in out consolidated financial statements and related notes attached to this prospectus.



                             ITEM 28.   UNDERTAKINGS

The  undersigned  small  business  issuer  hereby  undertakes:

(1)  The  undersigned  Registrant  hereby  undertakes  to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

     (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

(5) Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to  permit  prompt  delivery  to  each  purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

POWER  OF  ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Starek his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

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
                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on April 2, 2004.

BAROLA  OIL  &  GAS  CO.  INC.

SIGNATURE                           TITLE

/s/ Henry Starek                    President,  Secretary,  Treasurer,  Chief
------------------------------      Executive  Officer,  Principal
Henry  Starek                       Financial  Officer,  Principal  Accounting
                                    Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 2, 2004.

SIGNATURE                           TITLE

/s/ Henry Starek                    President,  Secretary,  Treasurer,  Chief
------------------------------      Executive  Officer,  Principal
Henry  Starek                       Financial  Officer,  Principal  Accounting
                                    Officer,  and  Director

/s/ Duane Kilburn
------------------------------      Director
Duane  Kilburn

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